EXHIBIT 99.2


                  Certification of the Chief Financial Officer


Pursuant to 18 U.S.C. ss.1350, I, the undersigned Executive Vice President and Chief Financial Officer of Journal Communications, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended October 6, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Paul M. Bonaiuto
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Paul M. Bonaiuto
November 20, 2002